THURSDAY, JULY 23, 1998



BANKERS TRUST EARNS $2.06 PER SHARE IN THE SECOND QUARTER OF 1998
 BEFORE CHARGES TO REPOSITION EUROPEAN EQUITY BUSINESSES, UP 9%
                 FROM THE SECOND QUARTER OF 1997


New York, July 23, 1998 -- Bankers Trust Corporation (BT) today reported diluted earnings per share for the second quarter of $2.06, before charges to reposition the Corporation's European equity businesses. After these charges, which also include costs associated with the integration of NatWest Markets' European equities business, net income per share was $1.46, compared to net income per share in the second quarter of 1997 of $1.89. Net income for the second quarter of 1998 was $228 million, before the after-tax effect from these charges of $64 million. Net income in the second quarter of 1997 was $213 million. As previously reported, the acquisition of the NatWest Markets' European equities business was completed on April 27.

Frank Newman, chairman of the board and chief executive officer, said: "Strong results across our corporate finance and advisory activities and our institutional and private client service businesses as well as in Australia/NZ more than offset the effect of continuing difficult conditions in emerging markets.
Corporate finance fees increased 46% from a year ago, reflecting substantial momentum in securities underwriting activities and our merger and acquisition services."

He added: "The acquisition of NatWest's European equities business is off to a strong start and was accretive to operating earnings in the second quarter. This acquisition is an excellent and important addition to our global investment banking capabilities. We look forward to building on our expanded base to pursue growing opportunities in Europe."




For the current quarter, total revenue before the provision for trading-related credit losses was up $74 million from second quarter 1997. Higher corporate finance fees, higher other fees & commissions and improved revenue from equity investments were partially offset by lower trading revenue. Total noninterest expenses of $1.320 billion for the second quarter of 1998 increased $95 million from the second quarter of 1997. This increase was primarily attributable to the integration and ongoing operating costs associated with the NatWest acquisition. Total noninterest expenses for the second quarter of 1998 were down $5 million from the previous quarter.

In response to the continuing economic developments in Asia, the Corporation recorded a $60 million provision for trading-related credit losses. During the second quarter of 1998, the Corporation's net charge-offs were $55 million, which included $38 million related to swaps with Asian counterparties. At June 30, 1998, the total allowance for credit losses was $1.011 billion as compared to $1.006 billion at March 31, 1998 and $973 million at June 30, 1997.

At June 30, 1998, total cash basis loans were $257 million, up from $247 million at March 31, 1998 and down from $305 million at June 30, 1997. Other nonperforming assets (primarily trading) at June 30, 1998 were $447 million, up from $334 million at March 31, 1998 and $8 million at June 30, 1997. The increase in the current quarter primarily resulted from swaps with Indonesian counterparties. At June 30, 1998, the Corporation's cross-border exposures in Korea, Indonesia, and Thailand were $2.5 billion, down 28% from $3.5 billion at December 31, 1997 and down 10% from $2.8 billion at March 31, 1998.








                                2
ORGANIZATIONAL HIGHLIGHTS*

                                    Total Non-   Pretax     Net
Second Quarter 1998            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  560    $  433    $ 127  $   91**
Trading & Sales                  244       144      100      72
Global Institutional Services    262       233       29      21
Private Client Services Group    193       157       36      26
Australia/New Zealand            162       115       47      34
Emerging Markets Group:
 Latin America                    84       127     (43)    (30)
 Emerging Europe, Mid East
   & Africa                       29        26        3       2
 Asia                              8        42     (34)    (25)
Corporate/Other                    6        43     (37)    (27)
Total                         $1,548    $1,320    $ 228    $164

                                    Total Non-   Pretax     Net
First Quarter 1998             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  670    $  424    $ 246    $177
Trading & Sales                  215       128       87      63
Global Institutional Services    254       228       26      19
Private Client Services Group    171       147       24      17
Australia/New Zealand            145       107       38      27
Emerging Markets Group:
 Latin America                   167       145       22      16
 Emerging Europe, Mid East
   & Africa                       34        25        9       7
 Asia                           (51)        49    (100)    (72)
Corporate/Other                   28        72     (44)    (32)
Total                         $1,633    $1,325    $ 308    $222

                                    Total Non-   Pretax     Net
Second Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  543    $  353   $  190    $130
Trading & Sales                  198       130       68      47
Global Institutional Services    228       212       16      11
Private Client Services Group    154       134       20      13
Australia/New Zealand            146       107       39      27
Emerging Markets Group:
 Latin America                   174       134       40      28
 Emerging Europe, Mid East
  & Africa                        40        26      14       10
 Asia                             24        52     (28)    (19)
Corporate/Other                   27        77     (50)    (34)
Total                         $1,534    $1,225     $309    $213

* Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the organizational units. Because the Corporation's business is diverse in nature and its operations are integrated, it is impractical to segregate respective contributions of the organizational units with precision. As a result, estimates and judgments have been made to apportion revenue and expense items. In addition, certain revenue and expenses have been segregated and reported in Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their contributions to a particular organizational unit would be distortive. In order to provide comparability from one period to the next, the Corporation will generally restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.

** Includes after-tax charges of $64 million related to repositioning of
   European equity businesses, consisting of valuation adjustments to Bankers Trust's trading assets and NatWest integration costs.
                                3


Acquisition of NatWest Markets

The businesses associated with the acquisition of NatWest are classified in Investment Banking.


Organizational Unit Results

The Investment Banking business contributed net income of $91 million in the second quarter of 1998. The decline in net income from the prior periods was primarily due to charges related to repositioning of European equity businesses, consisting of valuation adjustments to Bankers Trust's trading assets and NatWest integration costs. Excluding these charges, net income for this unit was $155 million compared to $130 million in the second quarter of 1997 and $177 million in the first quarter of 1998. The increase from the second quarter of 1997 was primarily attributable to higher corporate finance fees. The decrease from the prior quarter reflected trading losses and lower revenue from private equity investments in the current quarter.

Trading & Sales contributed $72 million of net income in the second quarter of 1998, up $25 million from the 1997 second quarter and up $9 million from the previous quarter. The current quarter reflected higher revenue from client-related activities as compared to the prior periods.

Global Institutional Services contributed $21 million of net income in the second quarter of 1998, up $10 million from the 1997 second quarter and up $2 million from the previous quarter. As compared to the prior periods, the second quarter of 1998 included improved revenue from investment management and securities lending.

The Corporation's Private Client Services Group business reported net income of $26 million for the current quarter, up $13 million from the prior year period and $9 million from the previous quarter. Higher global private banking commissions and improved funds management revenue contributed to these increases.

Net income of the Australia/NZ business was $34 million in the second quarter of 1998, up $7 million from the prior periods despite a decline in Australian dollar/US dollar exchange rates. The current quarter benefited from higher corporate finance fees as compared to the prior periods. In addition, the current quarter benefited from improved revenue from funds management activities as compared to the second quarter of 1997.

Emerging Markets Group net loss was $53 million in the current quarter, compared to net income of $19 million in the prior year period and a net loss of $49 million in the first quarter of 1998.

  Latin America - Trading losses negatively impacted the second quarter of 1998. The prior year's quarter included an after-tax gain of $15 million resulting from the completion of the first stage on the sale of 50% of the Corporation's stake in Consorcio.

  Emerging Europe, Middle East & Africa - Trading revenue and trading-related net interest revenue declined as a result of the market turmoil in certain areas of Emerging Europe during the second quarter of 1998.

  Asia - The second quarter of 1998 and the prior quarter reflected both the impact of a $60 million provision for trading-related credit losses as well as valuation adjustments to trading assets, for widening counterparty credit spreads principally associated with Indonesian trading assets. As compared to the first quarter of 1998, the current quarter reflected improved trading revenue and lower valuation adjustments for counterparty credit spreads.

Corporate/Other includes the income and expenses of smaller businesses that are not included in the main organizational units as well as some activities not associated with specific business lines. It also includes the funding benefit attributed to the Corporation's capital related to these areas. Corporate/Other net loss was $27 million in the second quarter of 1998, compared with a net loss of $32 million in the first quarter of 1998 and a net loss of $34 million in the second quarter of 1997.


QUARTERLY FINANCIAL COMPARISONS

Second Quarter 1998 Versus Second Quarter 1997

Net income for the second quarter of 1998 was $164 million, which includes the aforementioned after-tax charges of $64 million, as compared to $213 million earned in the second quarter of 1997.

Second quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $242 million, a decrease of $221 million from the second quarter of 1997. The decline is primarily attributable to valuation adjustments related to Bankers Trust's European equity business and Indonesian trading assets. Page 10 shows combined trading results by organizational unit.

Fiduciary and funds management revenue was $285 million in the second quarter of 1998, up $22 million from the prior year period. The current quarter included higher global private banking commissions and improved funds management revenue. At June 30, 1998, assets under management were $365 billion compared to $284 billion at June 30, 1997.

Corporate finance fees of $392 million increased 46% from the $269 million earned in the second quarter of 1997, primarily due to higher underwriting fees, merger and acquisition fees and financial advisory fees.

Other fees and commissions of $206 million increased $60 million from the prior year quarter primarily resulting from higher fees for brokerage services.

Securities available for sale gains totaled $50 million compared to $68 million in the prior year period. The current quarter included lower gains on the sale of equity securities as compared to the prior year period.

As compared to the second quarter of 1997, salaries and commissions expense increased $57 million, or 19%, partly due to an increase in the number of employees resulting from the NatWest acquisition.

Agency and other professional service fees increased $45 million, or 44%, from the prior year period primarily due to costs associated with the integration of NatWest.

Second Quarter 1998 versus First Quarter 1998

Net income for the second quarter of 1998 was $164 million, which includes the aforementioned after-tax charges of $64 million, as compared to $222 million earned in the first quarter of 1998.

Second quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $242 million. This was a decrease of $208 million from the first quarter of 1998. The decline is primarily attributable to valuation adjustments related to Bankers Trust's European equity business. Page 10 shows combined trading results by organizational unit.

Fiduciary and funds management revenue was $285 million in the second quarter of 1998, up $24 million from the first quarter of 1998. The increase was primarily due to higher global private banking commissions, higher client processing fees and improved funds management revenue. At June 30, 1998, assets under management were approximately $365 billion compared to $334 billion at March 31, 1998.

Corporate finance fees totaled $392 million in the current quarter, compared to $331 million in the first quarter of 1998.
Higher underwriting fees, merger and acquisition fees, and financial advisory fees contributed to this increase.

Other fees and commissions of $206 million increased 29% from the $160 million earned in the previous quarter, primarily due to higher fees for brokerage services.

Net revenue from equity investments decreased $58 million from the previous quarter. The current quarter reflected lower gains on direct equity investments.

Securities available for sale gains totaled $50 million as compared to securities available for sale losses of $6 million in the previous quarter.

Insurance premium revenue decreased $10 million, or 14%, mainly due to the negative effect of higher local interest rates on the Chilean annuities market.

Other noninterest revenue totaled $80 million in the current quarter, compared to $94 million in the prior quarter. The prior quarter included higher revenue from mark-to-market adjustments on venture capital equity securities.

Incentive compensation and employee benefits, the largest component of noninterest expenses, decreased $80 million due to the decline in financial performance.

Agency and other professional service fees increased $42 million, or 40%, from the previous quarter primarily due to costs associated with the integration of NatWest.

CAPITAL

The Corporation adopted the new market risk amendment to the risk-based capital guidelines issued by the Federal Reserve Board and the Bank for International Settlements (BIS) in March 1997. The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were approximately 8.0% and 14.0%, respectively, as of June 30, 1998.







The remainder of this release contains the following tables:

                                                            Page
     1. BTC Condensed Consolidated Quarterly Statement
         of Income                                            8
     2. BTC Condensed Consolidated Year-To-Date Statement
         of Income                                            9
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                    10
     4. Net Interest Revenue                                 10
     5. BTC Consolidated Balance Sheet                       11
     6. Stock and Capital Data                               12
     7. Nonperforming Assets and Allowance for Credit Losses 13


For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

           BANKERS TRUST CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


                                        Second    First  Second
                                       Quarter  Quarter Quarter
                                          1997     1998    1998
REVENUE
  Net interest revenue                  $  340   $  402  $  366
  Trading revenue*                         315      251      97
  Credit loss provision                      -        -       -
  Credit loss provision-trading              -     (60)    (60)
  Fiduciary & funds management             263      261     285
  Corporate finance fees                   269      331     392
  Other fees & commissions                 146      160     206
  Net revenue from equity investments        9      131      73
  Securities available for sale
    gains (losses)                          68      (6)      50
  Insurance premiums                        64       69      59
  Other                                     60       94      80
Total revenue                            1,534    1,633   1,548
EXPENSES
  Salaries and commissions                 304      336     361
  Incentive compensation &
    employee benefits                      442      497     417
  Agency & other professional
    service fees                           102      105     147
  Communication & data services             57       54      61
  Occupancy, net                            44       46      54
  Furniture & equipment                     55       54      56
  Travel & entertainment                    36       37      42
  Provision for policyholder benefits       73       85      74
  Other                                    112      111     108
Total expenses                           1,225    1,325   1,320
Income before income taxes                 309      308     228
Income taxes                                96       86      64

NET INCOME                              $  213   $  222  $  164

NET INCOME APPLICABLE TO COMMON STOCK** $  201   $  211  $  155

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  BASIC                                  $2.00    $2.08   $1.54

  DILUTED                                $1.89    $2.01   $1.46

 * The Corporation accounts for revenues from a wide range of
business activities as "trading".    See table on page 10.
** Amounts shown are used to calculate basic earnings per common share.

   Certain prior period amounts have been reclassified to conform to the current presentation.

           BANKERS TRUST CORPORATION AND SUBSIDIARIES
     CONDENSED CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


SIX MONTHS ENDED JUNE 30,                          1997    1998
REVENUE
  Net interest revenue                           $  671  $  768
  Trading revenue*                                  626     348
  Credit loss provision                               -       -
  Credit loss provision-trading                       -   (120)
  Fiduciary & funds management                      498     546
  Corporate finance fees                            484     723
  Other fees & commissions                          281     366
  Net revenue from equity investments                56     204
  Securities available for sale gains                82      44
  Insurance premiums                                127     128
  Other                                             106     174
Total revenue                                     2,931   3,181
EXPENSES
  Salaries and commissions                          608     697
  Incentive compensation & employee benefits        819     914
  Agency & other professional service fees          191     252
  Communication & data services                     115     115
  Occupancy, net                                     87     100
  Furniture & equipment                             108     110
  Travel & entertainment                             65      79
  Provision for policyholder benefits               141     159
  Other                                             195     219
Total expenses                                    2,329   2,645
Income before income taxes                          602     536
Income taxes                                        189     150

NET INCOME                                       $  413  $  386

NET INCOME APPLICABLE TO COMMON STOCK**          $  387  $  366

Cash dividends declared per common share          $2.00   $2.00

EARNINGS PER COMMON SHARE:
  BASIC                                           $3.87   $3.62

  DILUTED                                         $3.65   $3.46

 * The Corporation accounts for revenues from a wide range of business activities as "trading". See table on page 10.
** Amounts shown are used to calculate basic earnings per common share.

   Certain prior period amounts have been reclassified to conform to the current presentation.

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                        Second    First  Second
                                       Quarter  Quarter Quarter
(in millions)                             1997     1998    1998
Trading Revenue*                          $315     $251     $97
Trading-Related Net Interest
   Revenue (Estimate)                      148      199     145
Total Trading Revenue &
   Trading-Related NIR                    $463     $450    $242

By Organizational Unit (in millions)
Investment Banking                        $138     $102   $(84)
Trading & Sales                            121      185     206
Global Institutional Services                1        2       2
Private Client Services Group                3        5       4
Australia/New Zealand                       54       39      41
Emerging Markets Group:
 Latin America                              48       59    (17)
 Emerging Europe, Middle East & Africa      39       44      36
 Asia                                       56        9      52
Corporate/Other                              3        5       2
Total Trading Revenue &
   Trading-Related NIR                    $463     $450    $242

* Before provision for trading-related credit losses.

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenue in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenue arises from private equity investments that are accounted for on a mark-to-market basis. Trading & Sales produces trading revenue through proprietary position-taking, including arbitrage, new derivative transactions with clients, as well as market making and other client activities. Australia/New Zealand and Emerging Markets Group produce trading revenue from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE

                                        Second    First  Second
                                       Quarter  Quarter Quarter
($ in millions)                           1997     1998    1998
Nontrading-related net interest
  revenue (Estimate)                      $192     $203    $221
Trading-related net interest
  revenue (Estimate)                       148      199     145
Net interest revenue                      $340     $402    $366

Average rates (fully taxable basis)
  Yield on interest-earning assets         6.82%    7.17%   6.95%
  Cost of interest-bearing liabilities     5.65%    5.84%   5.99%
  Interest rate spread                     1.17%    1.33%    .96%
  Net interest margin                      1.36%    1.47%   1.12%

Average balances (billions)
  Loans                                   $18.3     $21.4   $22.5
  Total interest-earning assets          $102.2    $113.0  $133.4
  Total assets                           $132.2    $150.5  $173.9
  Total interest-bearing liabilities      $98.7    $110.3  $129.9




                               10
           BANKERS TRUST CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                          June 30 December 31 March 31   June 30
                            1997*      1997     1998*     1998*
ASSETS
Cash and due from banks  $  1,756  $  2,188  $  1,504  $  2,221
Interest-bearing
  deposits in banks         2,334     4,272     2,068     1,645
Federal funds sold          1,305     1,382     1,630     3,445
Sec. purch. under
  resale agreements        25,758    19,163    22,843    27,327
Securities borrowed        13,285    16,751    22,832    25,634
Trading assets:
 Government securities     12,337    11,397    13,517    11,342
 Corporate debt securities  9,644     8,128     9,495    10,375
 Equity securities          8,066     7,914     8,963    11,190
 Swaps, options & other
  derivatives***           10,628    17,673    14,797    16,167
 Other trading assets       8,330    11,460    13,591    14,375
  Total trading assets     49,005    56,572    60,363    63,449
Securities available
   for sale                 7,478     8,081    12,893    12,105
Loans***                   19,000    19,106    21,178    22,233
Customer receivables        1,630     1,547     1,572     1,701
Accounts receivable &
 accrued interest           3,448     4,785     4,729     6,351
Other assets                6,368     6,255     5,925     6,200
Total                    $131,367  $140,102  $157,537  $172,311
LIABILITIES
Noninterest-bearing deposits
  Domestic offices       $  3,046  $  2,776  $  2,969  $  3,314
  Foreign offices           1,439     1,952     1,624     1,717
Interest-bearing deposits
  Domestic offices         15,618    22,353    24,180    24,180
  Foreign offices          18,327    15,749    17,568    17,332
Total deposits             38,430    42,830    46,341    46,543
Trading liabilities:
  Securities sold,
     not yet purchased
   Government securities    4,958     4,389     8,821    10,265
   Equity securities        5,002     5,273     5,235     8,650
   Other trading liabilities  401       519       789       581
  Swaps, options &
     other derivatives      11,064   17,065    14,273    15,271
  Total trading liabilities 21,425   27,246    29,118    34,767
Securities loaned and
  securities sold under
    repurchase agreements   22,973   17,896    21,881    26,057
Other short-term borrowings 19,527   19,577    24,868    27,049
Accounts payable and
   accrued expenses         6,169     6,536     5,875     5,866
Other liabilities***        4,000     4,250     5,819     6,250
Long-term debt not
 included in risk-based
   capital                  8,468    11,275    12,740    15,091
Long-term debt included in
 risk-based capital         2,939     3,312     3,306     3,351
Trust preferred capital
  securities**              1,470     1,472     1,473     1,474
Total liabilities         125,401   134,394   151,421   166,448
PREFERRED STOCK OF SUBSIDIARY   -         -       304       304
STOCKHOLDERS' EQUITY
Preferred stock               703       658       658       493
Common stock                  105       105       105       105
Capital surplus             1,491     1,563     1,592     1,607
Retained earnings           4,168     4,202     4,225     4,240
Common stock in treasury,
   at cost                  (513)     (889)     (803)     (985)
Other stockholders' equity    341       463       458       545
Accumulated other
  comprehensive income:
  Net unrealized gains
 (losses) on securities
  available for sale, net
   of taxes                    32      (32)      (52)      (66)
  Foreign currency
   translation, net
   of taxes                 (361)     (362)     (371)     (380)
Total stockholders' equity  5,966     5,708     5,812     5,559
Total                    $131,367  $140,102  $157,537  $172,311

  * Unaudited
 ** Mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures included in risk-based capital
*** See table on page 13 for allocation of the allowance for credit losses.

Certain prior period amounts have been reclassified to conform to the current presentation.

                               11






                     STOCK AND CAPITAL DATA


                                        Second    First  Second
                                       Quarter  Quarter Quarter
                                          1997     1998    1998

FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                      15.6%   16.7%   12.1%
Return on Average Total Assets              .65%    .60%     .38%


PER COMMON SHARE
Earnings:
  Basic                                    $2.00     $2.08    $1.54
  Diluted                                  $1.89     $2.01    $1.46
Cash Dividends Declared                    $1.00     $1.00    $1.00
Market Price, End of Period               $87.13   $120.31   $116.06
Book Value, End of Period                 $50.81    $49.82    $49.27


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000 300,000
   Issued, at period end               104,790  105,379 105,380
Common stock in treasury,
  at period end                          6,012    7,522   8,903
Average Common and Common Equivalent
 Shares Outstanding
   Basic                                99,947  101,357 100,949
   Diluted                             106,197  105,123 106,645


CAPITAL RATIOS, END OF PERIOD
Common Stockholders'
  Equity to Total Assets                   4.0%       3.3%    2.9%
Total Stockholders' Equity to
   Total Assets                            4.5%       3.7%    3.2%
Bankers Trust Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.2%     8.2%    8.0%
      Total Capital                        14.8%    14.2%   14.0%
   Leverage Ratio (1)                       5.0%     4.5%    3.7%
Bankers Trust Company:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.0%     8.6%    9.2%
      Total Capital                        12.4%    12.3%   13.1%
   Leverage Ratio (1)                       5.3%     5.4%    5.3%


(1) Regulatory capital ratios at June 30, 1998 are preliminary.
All of these ratios have been calculated under the new market risk amendment to the risk-based capital guidelines.













                               12
      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES
                          (in millions)

                                       June 30 March 31 June 30
                                          1997     1998    1998

Nonperforming assets

Cash basis loans
  Secured by real estate                  $156     $ 92    $104
  Real estate related                       25       15      14
  Highly leveraged                          76       25      23
  Other                                     48      115     116
Total cash basis loans                    $305     $247    $257

Renegotiated loans                         $37      $25     $26

Other real estate                         $196     $190    $187

Other nonperforming assets
 (primarily trading)                        $8     $334    $447

Total allowance for credit losses

Balance, beginning of quarter             $958     $997  $1,006

Net charge-offs (recoveries)
  Charge-offs
    Loans                                    3        7      23
    Trading assets                           -       47      38
      Total charge-offs                      3       54      61

  Recoveries
    Loans                                    1        3       6
    Trading assets                           -        -       -
      Total recoveries                       1        3       6

Total net charge-offs (recoveries)           2       51      55

Allowance related to acquisition
  of affiliate                              17        -       -

Credit loss provision                        -        -       -
Credit loss provision-trading                -       60      60
      Total credit loss provision            -       60      60

Balance, end of quarter (a)               $973   $1,006  $1,011

(a) Allocation of allowance for credit losses*:
     Loans                                $767     $695  $  678
     Trading assets                        196      298     320
     Other liabilities                      10       13      13
Balance, end of quarter                   $973   $1,006  $1,011

* The Corporation believes that the total allowance for credit losses is available for credit losses in its entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Due to a multitude of complex and changing factors that are collectively weighed in determining the adequacy of the allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be adjusted as risk factors change.


                               13




                    BANKERS TRUST CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



Ronald Hassen
Senior Vice President



                                   July 24, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust Corporation's
Report on Form 8-K dated July 23, 1998 (the "Form 8-K").  The
Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-4881.

                              Very truly yours,

                              BANKERS TRUST CORPORATION



                          By: /s/ RONALD HASSEN
                                  RONALD HASSEN
                                  Senior Vice President